Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

ITHAX Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	New Mondee Class A Common Stock(1) (2)	457(f)(1)	30,862,500	$9.84(5)	$303,687,000(5)	(8)	$28,151.78
Fees to Be Paid	Equity	New Mondee Class A Common Stock(3) (2)	457(g)	12,412,500	$11.50(6)	$142,743,750(6)	(8)	$13,232.35
Fees to Be Paid	Equity	Warrants to purchase New Mondee Class A Common Stock(4) (2)	457(f)(1)	12,412,500	$0.36(7)	$4,406,437.50 (7)	(8)	$408.48
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$450,837,188		$41,792.61
	Net Fee Due							$41,792.61

(1)

The number of shares of Class A common stock, par value $0.0001 per share, of New Mondee (as defined below) being registered is equal to 30,862,500 and represents (i) 24,150,000 Class A ordinary shares underlying units issued in ITHAX’s (as defined below) initial public offering which will be canceled and automatically converted, on a one-for-one basis, into shares of Class A common stock, par value $0.0001 per share, of New Mondee (the “New Mondee Common Stock”); (ii) 675,000 Class A ordinary shares underlying units issued in a private placement simultaneously with the closing of ITHAX’s initial public offering, 465,000 of which are held by ITHAX Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and 210,000 of which are held by Cantor Fitzgerald & Co., the representative of the several underwriters of ITHAX’s initial public offering; and (iii) 6,037,500 Class B ordinary shares held by the Sponsor and ITHAX’s independent directors, which will be canceled and automatically converted, on a one-for-one basis, into shares of New Mondee Common Stock.

(2)

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Represents shares of New Mondee Common Stock to be issued upon the exercise of (i) 12,075,000 warrants to purchase Class A ordinary shares underlying units issued in ITHAX’s initial public offering (“public warrants”) and (ii) 337,500 warrants (“private placement warrants”, together with the public warrants, the “warrants”) to purchase Class A ordinary shares underlying units issued in a private placement (“private placement units”) simultaneously with the closing of ITHAX’s initial public offering. Each warrant will convert into a warrant to purchase one share of New Mondee Common Stock in the Domestication (as defined below).

(4)	The number of warrants to acquire shares of New Mondee Common Stock being registered represents (i) 12,075,000 public warrants and (ii) 337,500 private placement warrants.
(5)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of ITHAX on the Nasdaq Capital Market (“Nasdaq”) on March 18, 2022 ($9.84 per Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(6)	Represents the exercise price of the warrants, as may be adjusted from time to time in accordance with the terms of the warrants.
(7)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ITHAX public warrants on the Nasdaq on March 18, 2022 ($0.36 per warrant). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(8)	Applicable fee rate is $92.70 per $1,000,000.